UNDERWRITING AGREEMENT

                                   SCHEDULE A

                              CURRENT LIST OF FUNDS



First Investors Equity Funds
        First Investors Global Fund
        First Investors Blue Chip Fund
        First Investors Special Situations Fund
        First Investors Total Return Fund
        First Investors All-Cap Growth Fund
        First Investors Focused Equity Fund
        First Investors Growth & Income Fund
        First Investors Mid-Cap Opportunity Fund
        First Investors Value Fund
        First Investors International Fund

First Investors Income Funds
        First Investors Cash Management Fund
        First Investors Fund For Income
        First Investors Government Fund
        First Investors Investment Grade Fund

First Investors Tax Exempt Funds
        First Investors Insured Tax Exempt Fund II
        First Investors Insured Tax Exempt Fund
        First Investors Arizona Insured Tax Free Fund
        First Investors California Insured Tax Free Fund First Investors Colorado Insured Tax Free Fund
        First Investors Connecticut Insured Tax Free Fund First Investors Florida Insured Tax Free Fund
        First Investors Georgia Insured Tax Free Fund
        First Investors Maryland Insured Tax Free Fund
        First Investors Massachusetts Insured Tax Free Fund First Investors Michigan Insured Tax Free Fund
        First Investors Minnesota Insured Tax Free Fund First Investors Missouri Insured Tax Free Fund
        First Investors New Jersey Insured Tax Free Fund First Investors North Carolina Insured Tax Free Fund First Investors Ohio Insured Tax Free Fund
        First Investors Oregon Insured Tax Free Fund
        First Investors Pennsylvania Insured Tax Free Fund First Investors Virginia Insured Tax Free Fund
        First Investors Insured Intermediate Tax Exempt Fund First Investors Tax-Exempt Money Market Fund
        First Investors New York Insured Tax Free Fund